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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated June 1, 2000 with respect to the financial statements of TRW Milliwave Inc. (a wholly owned subsidiary of TRW Inc.) and our report dated August 24, 1999 with respect to the financial statements of Endgate Corporation, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-41302) and related Prospectus of Endwave Corporation for the Registration of 6,000,000 shares of its common stock.


                                              /s/ ERNST & YOUNG LLP


Palo Alto, California
 August 25, 2000